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                             AMERICAN MULTI-CINEMA, INC.

                                EXECUTIVE SAVINGS PLAN




                              EFFECTIVE JANUARY 1, 1990

                      INCORPORATING AMENDMENTS ONE THROUGH FOUR

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                             AMERICAN MULTI-CINEMA, INC.
                                EXECUTIVE SAVINGS PLAN

                                  Table of Contents

Article                                                                     Page
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              INTRODUCTION                                                  1

I             DEFINITIONS                                                   1

II            PARTICIPATION                                                 2

III           CONTRIBUTIONS                                                 4

IV            LIFE INSURANCE                                                4

V             BENEFIT PAYMENTS                                              4

VI            CLAIMS PROCEDURE                                              5

VII           ADMINISTRATION                                                6

VIII          AMENDMENT OR TERMINATION                                      6

IX            MISCELLANEOUS                                                 7

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                             AMERICAN MULTI-CINEMA, INC.
                                EXECUTIVE SAVINGS PLAN


                                     INTRODUCTION

    American Multi-Cinema, Inc. (the "Sponsoring Employer") has adopted this Plan, effective as of January 1, 1990, to provide a vehicle through which the highly compensated employees of the Sponsoring Employer and its affiliates can be made whole for any reduction in salary deferrals and matching employer contributions under the American Multi-Cinema, Inc. IRC Section 401(k) Savings Plan because of the IRC Section 401(k) average deferral percentage nondiscrimination tests and/or any reduction in their group term life insurance coverage provided by the Sponsoring Employer and its affiliates.

                                      ARTICLE I.
                                     DEFINITIONS

    Whenever used in this Plan, the following terms shall have the meanings set forth below:

    1.1 "Administrator" means the officer of the Sponsoring Employer who is designated by the Board of Directors of the Sponsoring Employer to administer the Plan. Initially the Administrator shall be Jeffrey L. Schnabel, the Vice President-Administration of the Sponsoring Employer.

    1.2 "Beneficiary" means the person or persons named by a Participant, on a form supplied by the Insurer, to receive benefits upon the Participant's death in accordance with the terms of any insurance policy issued to the Participant as a result of his participation in this Plan.

    1.3 "Compensation" means the total annual gross earnings paid to an Employee by an Employer as reported on Treasury Department Form W-2 for the immediately preceding Plan Year up to two hundred thousand dollars ($200,000), as such amount is adjusted by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Internal Revenue Code or after December 31, 1993 as would have been adjusted under the law in effect prior to the enactment of the Omnibus Budget Reconciliation Act of 1993, excluding extraordinary earnings, such as moving allowances, housing allowances, automobile and other expense reimbursements, imputed income for group term life insurance and other fringe benefits. Compensation for the purposes of this Plan shall also include any salary reduction contributions made by an Employee to the American Multi-Cinema, Inc. 401(k) Savings Plan, any Plan maintained by the

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Sponsoring Employer under IRC Section 125 and, from and after January 1, 1994, any nonqualified deferred compensation plan.

    1.4  "Employee" means an individual who is employed by an Employer.

    1.5 "Employer" means the Sponsoring Employer and any of its affiliated companies which is an adopting employer under the American Multi-Cinema, Inc. 401(k) Savings Plan, and their successors and assigns.

    1.6 "Highly Compensated Employee" means an Employee who is highly compensated within the meaning of Section 414(q) of the Internal Revenue Code and the regulations and rulings thereunder.

    1.7 "Insurer" means the Confederation Life Insurance Company of Toronto, Ontario, Canada or any other life insurance company that is authorized to issue a life insurance policy under this Plan by the Sponsoring Employer.

    1.8 "Participant" means an Employee who is eligible to participate in this Plan and is making the required contributions under this Plan.

    1.9 "Plan" means the American Multi-Cinema, Inc. Executive Savings Plan as set forth in this document, as amended from time to time.

    1.10 "Plan Year" means the calendar year.

    1.11 "Sponsoring Employer" means American Multi-Cinema, Inc., its successors and assigns.

                                     ARTICLE II.
                                    PARTICIPATION

    2.1 ELIGIBILITY. Each full-time, salaried Employee who is not represented by a collective bargaining representative shall be eligible to participate in this Plan, provided:

         (a) the Employee is a participant in the American Multi-Cinema, Inc. 401(k) Savings Plan,

         (b)  the Employee is a Highly Compensated Employee; and

         (c) the Employee is making the maximum deferrals which are permitted under the Plan by the Sponsoring Employer (because of the IRC Section 401(k) average deferral percentage test).


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    2.2  ENTRY DATE.  Each Highly Compensated Employee of an Employer may
become a Participant in this Plan as of any January 1 or July 1 coincident with or next following the date the Employee satisfies the eligibility requirements of Section 2.1, by submitting a written election to participate in the Plan and by agreeing to make the employee contributions required by Article III. Such election shall be on forms prescribed by the Administrator and shall be returned to the Administrator prior to the January 1 or July 1 when the Highly Compensated Employee elects to commence participation in the Plan.

    2.3 CESSATION OR SUSPENSION OF PARTICIPATION. A Highly Compensated Employee who has elected to become a Participant shall continue to be a Participant until the first to occur of the following:

         (a) The date when the Employee elects to discontinue making contributions pursuant to Article III hereof,

         (b) The date when the Employee discontinues making salary deferral contributions to the American Multi-Cinema, Inc. 401(k) Savings Plan for any reason,

         (c)  The date he is no longer an Employee, or

         (d)  The date the Plan is terminated pursuant to Article VIII hereof.

    A Participant shall not cease to be a Participant solely because he is no longer a Highly Compensated Employee. However, a Participant who ceases to be a Highly Compensated Employee will cease to be a Participant unless he agrees to continue to limit his annual elective deferral contributions under the Sponsoring Employer's 401(k) Savings Plan to four percent (4%) of his compensation as defined under that plan.

    A Participant may elect to suspend his participation in this Plan at any time by notifying the Sponsoring Employer, in writing, to discontinue his contributions under Section 3.1 hereof as soon as reasonably practicable. When the Participant's contributions are discontinued, the Employer will also reduce the Participant's Compensation in an amount equal to the three percent (3%) increase which is included in his Compensation at such time as a result of his participation in this Plan. The suspended Participant may reenter this Plan as of any January 1 or July 1 after a twelve (12) consecutive month period of suspension from participation, provided the Participant satisfies the same terms and conditions that apply at such time to a new eligible Employee under Section
2.1 hereof.

    A Participant whose participation in the American Multi-Cinema, Inc. 401(k) Savings Plan is suspended for twelve (12) months because of an in-service hardship


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withdrawal from such plan shall also be suspended from participation in this
Plan. When the Participant's salary deferral contributions to the American Multi-Cinema, Inc. 401(k) Plan cease, the Employer will reduce the Participant's Compensation in an amount equal to the three percent (3%) increase which is included in his Compensation as a result of his participation in this Plan. The suspended Participant may reenter this Plan as of the date his salary deferral contributions to the American Multi-Cinema, Inc. 401(k) Savings Plan are resumed (generally, the January 1 or July 1 after a twelve (12) consecutive month period of suspension of participation).

                                     ARTICLE III.
                                    CONTRIBUTIONS

    3.1 PARTICIPANT CONTRIBUTIONS. Each Participant shall, as a condition of Plan participation, contribute four percent (4%) of his Compensation to this Plan. Contributions shall be withheld from the Participant's Compensation through payroll deduction on an after-tax basis.

    3.2 EMPLOYER CONTRIBUTIONS. The Employers shall not make any contributions to the Plan. However, the Compensation paid by the Employers to a Participant shall be increased by three percent (3%) during such period as the Participant makes contributions pursuant to Section 3.1 hereof.

                                     ARTICLE IV.
                                    LIFE INSURANCE

    4.1 PURCHASE. All contributions by a Participant shall be paid by payroll deduction, which the Employers shall forward to the Insurer as premiums for an individual universal life insurance policy with the Participant as the owner and insured under the policy.

    4.2 TERMS. All policies purchased with contributions under the Plan shall be flexible premium adjustable life insurance policies issued by an Insurer (sometimes called "universal life insurance"). A specimen copy of the life insurance policy which shall initially be used by this Plan is attached hereto and incorporated herein by reference. Each Participant shall elect the amount of life insurance coverage to be provided under his policy under the options made available by the Insurer for this purpose. Any contributions not required for the cost of such insurance or for commissions and other expense charges under the policy shall be deposited in an accumulation account under the policy.

                                      ARTICLE V.
                                   BENEFIT PAYMENTS


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    5.1  DURING PARTICIPATION.  Withdrawals and loans shall be permitted in accordance with the terms of the policies.

    5.2 DEATH. Proceeds under a policy shall be paid to the Participant's designated Beneficiary in accordance with the terms of the policy upon the death of the Participant.

    5.3 CESSATION OF PARTICIPATION. If an Employee ceases to be a Participant pursuant to Section 2.3, he shall have the following options:

         (a) to continue his policy by arranging for the payment of premiums other than through an Employer;

         (b) to convert his policy to a paid up status with a reduced amount of life insurance as provided by the policy;

         (c)  to convert his policy to an annuity;

         (d)  to surrender his policy for its cash value; or

         (e)  any combination of the above as permitted by the policy.


                                     ARTICLE VI.
                                   CLAIMS PROCEDURE

    6.1 DENIAL OF PARTICIPATION. Any Employee who is denied the right to participate in this Plan may appeal such decision in writing to the Administrator. If such appeal is denied, the Administrator will notify the Employee of his decision, in writing, within 60 days of the date the Administrator received the appeal. Such notice shall set forth the specific reasons for the denial, specific references to pertinent Plan provisions, a description of any additional material or information necessary to perfect such claim, and information as to the steps to be taken if the Employee wishes to resubmit the claim.

    6.2 DENIAL OF BENEFITS. Any Participant or Beneficiary who is denied benefits under his insurance policy may appeal such decision in writing to the Insurer. If such appeal is denied, the Insurer will notify the Participant or Beneficiary of its decision, in writing, within 60 days of the date the Insurer received the appeal. Such notice shall set forth the specific reasons for the denial, specific references to pertinent policy provisions, a description of any additional material or information necessary to perfect such claim, and information as to the steps to be taken if the Participant or Beneficiary wishes to resubmit the claim.


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                                     ARTICLE VII.
                                    ADMINISTRATION

    7.1 ADMINISTRATION. The administration of the Plan shall be under the supervision of the Administrator, as defined in Section 1.1 hereof. It shall be the principal duty of the Administrator to insure that the Plan is carried out in accordance with its terms.

    7.2 POWERS AND DUTIES. The Administrator shall have the following powers and duties, to be exercised in its sole and exclusive discretion:

         (a) to make and enforce such rules and regulations as shall be deemed necessary or proper for the efficient administration of the Plan; and

         (b) to interpret the Plan, any interpretation thereof in good faith to be final and conclusive; and

         (c) to decide any questions concerning the Plan and the eligibility of any Employee to participate in the Plan; and

         (d) to allocate and delegate his responsibilities under the Plan and to designate other persons to carry out any of his responsibilities under the Plan.

                                    ARTICLE VIII.
                               AMENDMENT OR TERMINATION

    8.1 AMENDMENT. The Sponsoring Employer reserves the right at any time or times to amend the Plan to any extent and in any manner that it may deem advisable.

    8.2 NOTICE OF AMENDMENT. Within a reasonable period of time after any amendment of this Plan, the Administrator shall furnish each Participant with a written summary of the amendment (or a copy of the amendment).

    8.3 TERMINATION. The Sponsoring Employer has established the Plan with the intention and expectation that it will be continued indefinitely, but has no obligation to continue the Plan for any length of time and may terminate the Plan at any time.

    8.4 EFFECT OF TERMINATION. Upon termination of the Plan the Employers shall notify all the Participants that all the elections for contributions with respect to the Plan shall terminate and the compensation increases described in
Section 3.2 hereof shall be discontinued.


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                                     ARTICLE IX.
                                    MISCELLANEOUS

    9.1 CONSTRUCTION. Nothing in this Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Administrator, the Sponsoring Employer or any other Employer, except as expressly provided herein, and this Plan shall not be deemed to constitute an employment contract between an Employer and a Participant. Nothing contained in this Plan shall be deemed to give a Participant or an Employee the right to be retained in the service of an Employer.

    9.2 EXPENSES. All costs and expenses incurred in administering the Plan shall be paid by the Sponsoring Employer. However, any expense charges under any insurance policy shall be paid from the Participants' after-tax premium contributions.

    9.3 GOVERNING LAW. This Plan shall be construed and enforced in accordance with the laws of the State of Missouri, except to the extent such laws are preempted by the Employee Retirement Income Security Act of 1974.

    9.4 NONGENDER CLAUSE. The masculine gender when used in this Plan shall be deemed to include the feminine gender.

    IN WITNESS WHEREOF, the Sponsoring Employer hereby executes this Plan this 22nd day of January, 1990, to be effective as of January 1, 1990.

ATTEST:   (SEAL)                       AMERICAN MULTI-CINEMA, INC.


By:   /s/ Nancy Gallagher              By:    /s/ Steven Zell
    -------------------------------        -------------------------------
           Secretary                        Senior Vice President-Finance


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